UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 16, 1999
                                  -------------


                              GISH BIOMEDICAL, INC.
             (Exact name of Registrant as specified in its charter)



                 California           0-10728           95-3046028
          -------------------------------------------------------------
         (State or other           (Commission        (IRS Employer
          jurisidiction of          File Number)      Identification No)
          incorporation)

                  2681 Kelvin Avenue, Irvine, California 92614
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (949) 756-5485
                                 --------------


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
--------------------

On September 16, 1999, the Company announced the resignation of Jack W. Brown, the Company's Chairman and President. A committee of the Board, comprising John Hagestad, Richard Dutrisac, and Howard Bovers will perform the duties of the CEO until a successor is chosen.



ITEM 7. EXHIBITS
----------------

EXHIBIT NO.         DESCRIPTION
-----------         -----------
     99.1           Press Release Dated September 16, 1999




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           GISH BIOMEDICAL, INC.

Date: September 20, 1999                   By: /s/ JAMES R. TALEVICH
                                           -------------------------
                                           James R. Talevich
                                           Chief Financial Officer

                                  EXHIBIT 99.1

                     PRESS RELEASE DATED SEPTEMBER 16, 1999


GISH BIOMEDICAL ANNOUNCES MANAGEMENT CHANGES


Irvine, California -- September 16, 1999 -- The Board of Directors of Gish Biomedical, Inc. (Nasdaq: GISH) today announced that Jack Brown had resigned as Chairman and President. He will become the Managing Director of Product Development for Gish and will continue to serve as a member of its Board. A committee of the Board, comprising John Hagestad, Richard Dutrisac, and Howard Bovers will perform the duties of the CEO until a successor is chosen.

The Board also elected as directors, John W. Galuchie, Jr., President of T.R. Winston & Co., Inc. and James J. Cotter, Esq., an attorney with the law firm of Whitman Breed Abbott & Morgan, LLP. James B. Glavin resigned as a director.







This news release contains forward-looking statements concerning the Company's business and products. Actual results may differ materially depending on a number of risk factors, including the impact of competition, downward pricing pressures in the relevant markets, risks related to product performance and the risks relating to consumer acceptance of the Company's products. These and other risks inherent in the Company's business are described in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K. The Company undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.